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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 21, 2009

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME	9:00 a.m. EDT Thursday, May 21, 2009
PLACE	Grand Wayne Center Calhoun Ballroom 120 West Jefferson Boulevard Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	(1)	To elect ten (10) Directors for a one-year term.
	(2)	To ratify the Audit Committee's appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009.
	(3)	To conduct any other business properly raised at the meeting and any adjournment or postponement of the meeting.
RECORD DATE	You may vote if you were a stockholder of record on March 23, 2009.
2008 ANNUAL REPORT	Our 2008 Annual Report to Stockholders, together with our financial statements, which is not a part of this proxy soliciting material, is enclosed.
PROXY VOTING	You will be able to vote in one of four ways:
	(1)	Mark, sign, date and return your proxy card in the enclosed envelope.
	(2)	Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
	(3)	Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
	(4)	Vote in person at the meeting.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

KEITH E. BUSSE Chairman and Chief Executive Officer

April 6, 2009

        This proxy statement and the accompanying proxy are being first sent to stockholders on or about April 6, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 21, 2009:

        This proxy statement, the notice of annual meeting, a form of proxy, and our 2008 Annual Report to Stockholders are all available on the internet at the following website: http://materials.proxyvote.com/858119. In accordance with Securities and Exchange Commission rules, the foregoing website does not use "cookies," track user moves or gather any personal information.

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STEEL DYNAMICS, INC.
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804
Telephone: (260) 459-3553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 21, 2009

Voting Information

        Purpose.     We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2009 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 21, 2009, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

        Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to the year 2008, therefore, refer to the twelve-month period ended December 31, 2008.

        This proxy statement, our 2008 Annual Report to Stockholders, including our financial statements, for the required periods ended December 31, 2008, and the accompanying form of proxy and voting instructions beginning on or about April 6, 2009. The 2008 Annual Report is not, however, a part of this proxy statement. These materials are also available on our Internet site at www.steeldynamics.com under the heading "Investors" or otherwise via the Internet by utilizing the website information and instructions listed on the enclosed proxy card.

        Who Can Vote.     You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 23, 2009. Each common share is entitled to one vote on each matter properly brought before the meeting.

        If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are considered the "beneficial" owner. If you are not present in person at the Annual Meeting, your shares can be voted only if represented by a valid proxy, as described below under "Voting of Shares."

        Shares Outstanding.     On March 23, 2009, there were 182,111,495 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

        Annual Meeting Webcast.     We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com by selecting "webcast." However, other than our proxy statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

        Voting of Shares.     We realize that most of you, our stockholders, will probably not be able to attend the meeting in person. Therefore, it is very important that your shares be represented by proxy.

This is because we can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

        The effect of you not voting depends on how ownership of your shares is registered and the proposal to be voted upon.

        Voting Shares Held by Brokers, Banks and Other Nominees.     Brokers, banks or other nominees typically hold shares of common stock for many stockholders. In this situation the "registered holder" on our stock register is the broker, bank or nominee in their own or under a different name. This is referred to as holding shares in "street name." In such cases, you, as the actual "beneficial owner" do not appear in our stockholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. The broker, bank or other nominee first informs us how many of their clients are beneficial owners and we provide them with that number of sets of proxy materials. Each broker, bank or other nominee then forwards the proxy materials to its clients who are the beneficial owners to obtain their voting instructions. When you receive proxy materials from your broker, bank or other nominee, the accompanying return envelope is addressed to return your executed proxy card to your broker, bank or other nominee. Shortly before the meeting, each broker, bank or other nominee totals the votes and submits a proxy card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

        So if your shares are held by your broker, bank or other nominee, you will be provided a proxy voting instruction form from the institution that holds your shares and should follow the instructions included on that form regarding how to instruct your broker, bank or other nominee to vote your shares. This should be routinely included in the proxy materials you receive from your broker, bank or other nominee. If you do not, you should contact that person.

        If you do not give your voting instructions to your broker, bank or other nominee, your broker may represent your shares at the meeting for purposes of obtaining a quorum. However, as more fully described below, in the absence of your voting instruction, your broker may or may not be able to vote your shares. They will be able to vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange under which your broker, bank or other nominee may vote shares held in street name in the absence of your voting instructions. These include the election of directors (Proposal No. 1) and the ratification of the selection of our independent auditors (Proposal No. 2). On non-discretionary items for which you do not give instructions to your broker, bank or other nominee, those shares will be treated as "broker non-votes."

        In other words, a "broker non-vote" occurs when a nominee such as a broker, bank or other agent, which holds your shares, does not vote on a particular proposal because you, as the beneficial owner, have not granted your nominee either the discretionary voting power with respect to that particular proposal or specific instructions with respect to that proposal, even though the nominee may vote on another proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for the total number of votes present and voting on each proposal, and will have the same effect as an "Against" vote. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        Voting Shares Held in Your Name.     If you are the record owner and if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy"—that is, the persons named in your proxy card—will vote your shares as you have directed.

        With respect to shares you hold in your own name, if you send in your proxy but do not provide voting instructions regarding one or more of the following proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of the Appointment of Independent Registered Accounting Firm as Auditors"); and FOR discretionary authority to vote on any other matter that may properly come before the meeting.

        Required Vote.     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals. In the election of directors (Proposal No. 1), the ten director nominees receiving the highest number of votes cast for directors will be elected. You may vote "FOR" all the director nominees or your vote may be "WITHHELD" from one or more nominees. A proxy marked "WITHHELD" with respect to the election of one or more director nominees will not be voted with respect to that particular nominee, although it will be counted for purposes of determining a quorum. Therefore, any shares not voted with respect to a particular director of nominee will have no effect.

        For all other proposals, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        Your Choices on How to Vote by Proxy.     We are offering you four choices of how to vote by proxy:

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  You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker, custodian, bank or other nominee) in the enclosed envelope.

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  You may vote by telephone using the toll-free telephone number and instructions shown on your proxy or voting card.

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  You may vote via the Internet by using the web site information and instructions listed on your proxy or voting card.

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  You may vote in person at the meeting.

        We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card. The telephone and Internet voting facilities will close at 8:00 p.m. EDT on May 20, 2009.

        The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

        We do not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement, and the period for submitting additional proposals to be considered at the meeting has passed. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy.

        Revocation of a Proxy.     You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

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  Notify our Chief Financial Officer, Theresa Wagler, in writing before the meeting that you wish to revoke your proxy.

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  Submit another proxy with a later date.

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  Vote by telephone or Internet on a later date.

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  Vote in person at the meeting.

        Multiple Stockholders Sharing the Same Address.     Under rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

        We have implemented householding for all stockholders who share the same last name and address and, for shares held in "street name," where the shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of the proxy statement and annual report per address.

        However, if you share the same last name and address with other Steel Dynamics stockholders and would like to start or stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address, account number and, if applicable, the name of your broker or other holder of record. If you are currently receiving multiple copies of our annual report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a broker, custodian, bank, or other holder of record, you can request householding by contacting that broker, custodian, bank, or other holder of record. If you consent to householding, your election will remain in effect until you revoke it.

        Cost of Preparing, Mailing and Soliciting Proxies.     We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2008 Annual Report to the persons who were our beneficial owners on the record date. We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

        In addition, proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means, by our officers, directors and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Georgeson & Co. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of approximately $6,500 plus expenses for these services.

        Voting Results.     We will publish the voting results on our website at www.steeldynamics.com, at "Investors" following the Annual Meeting, as well as in our Form 10-Q for the second quarter of 2009, which we will file with the SEC.

        Investor Relations Department.     You may contact our Investor Relations Department in one of four ways:

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  writing to Steel Dynamics, Inc., Investor Relations Department, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804;

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  fax at 260-969-3590 to the attention of the Investor Relations Department;

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  e-mail to investor@steeldynamics.com; or

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  phone the Investor Relations Department at 260-459-3553.

        Stockholder Communications with Directors.     If you wish to communicate with the Board of Directors, with any particular Board committee, or with an individual director, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer at our corporate offices, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804. Your letter should indicate that you are a Steel Dynamics stockholder. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, forward it to the Chair of the Corporate Governance and Nominating Committee or to the Company's legal counsel, attempt to deal with the subject matter directly where it is a request for general information about the Company, or not forward or act on the matter where it consists of spam, involves junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

Governance of the Company

        Corporate Governance Policy.     Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of our Company for the benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of our Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.'s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

        We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies which is available on our website at www.steeldynamics.com at "Investors." These include the following principles:

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  A majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required at the minimum to meet the "independence" requirements of the Nasdaq National Market's Marketplace Rules.

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  The Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

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  Our Board, at least annually, engages in a strategic planning meeting and periodically reviews and assesses our strategic plan.

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  Independent and non-employee directors meet in executive session at least quarterly.

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  Our Board and Board committees conduct an annual self-evaluation.

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  Our Board reviews succession planning at least annually.

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  Directors have total access to our officers and employees.

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  Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our CEO's performance.

        Committees and Meetings of the Board of Directors.     During 2008, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Audit Committee and our Corporate Governance and

Nominating Committee each consist of four persons, and our Compensation Committee consists of three persons.

        Each of our Board committees has adopted a charter that governs its authority, responsibilities and operation. We periodically review, both internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002, and the rules of the SEC and the Nasdaq Stock Market regarding corporate governance policies, processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a statement of our Corporate Governance Policies, described earlier, and we have adopted a written Audit Committee Charter, a Compensation Committee Charter, and a Corporate Governance and Nominating Committee Charter. The Audit Committee Charter, as well as the charters of the Compensation Committee, and the Corporate Governance and Nominating Committee may all be found on our company website, at www.steeldynamics.com under "Investors—Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting copies.

        Director Independence.     Each of our three committee charters also require that each member of each committee meet: (1) all applicable criteria defining "independence" that may be prescribed from time to time under Nasdaq Marketplace Rule 4200(a)(15), Rule 10A(m)(3) under the Securities Exchange Act of 1934, (2) the criteria for a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the criteria for an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

        Our Board of Directors also annually makes an affirmative determination that all such "independence" standards have been and continue to be met by the independent directors and members of each of our three committees, that each director qualifying as independent is neither an officer or an employee of Steel Dynamics, Inc. or any of its subsidiaries nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

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  the director, at any time within the past three years, was employed by Steel Dynamics or any of its subsidiaries;

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  the director or a family member received payments from Steel Dynamics or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan);

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  the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or in any of the prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

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  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

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  the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

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  the director is, or has a family member who is a current partner of Steel Dynamics, Inc.'s independent auditing firm, or was a partner or employee of that firm who worked on the Company's audit at any time during the prior three years.

        The Board made its independence determination with respect to each director for the year 2008 and for each director nominee for election to the Board of Directors at the 2009 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee, under the special Audit Committee independence criteria set forth in Rule 4350(d) of Nasdaq's Marketplace Rules.

        The Board determined that during 2008 six of the ten members of our Board of Directors, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli and Joseph D. Ruffolo met all independence requirements, thus at all times constituting a majority of the ten member Board. The Board has determined that, for 2009, and if elected at the 2009 Annual Meeting, the same six persons will continue to meet all independence criteria. The Board also determined that four of our ten directors, John Bates, Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr., were not independent. Messrs. Busse, Millett and Teets are considered inside directors because of their employment and, therefore, not independent. Mr. Bates is considered a non-independent outside director as a result of ownership and control of Heidtman Steel, a substantial purchaser of steel from our Company and, therefore, precluded from being considered independent.

        The Board of Directors held eleven regularly scheduled and special meetings during 2008 and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2008. Steel Dynamics, Inc.'s independent directors and at times the independent directors and the Company's other non-employee director, meet at regularly scheduled quarterly and occasional special executive sessions without management.

        The Company urges all members of the Board to attend the Annual Meeting. At the 2008 Annual Meeting all current ten Board members were in attendance.

        The members of each committee, and the chair of each committee, are appointed annually by the Board.

The Corporate Governance and Nominating Committee.

        The Corporate Governance and Nominating Committee met four times during 2008.

        The members of this Committee during 2008 were Dr. Jürgen Kolb, Richard J. Freeland, Frank D. Byrne, M.D. and James C. Marcuccilli. Dr. Kolb acted as Chair of the Committee.

        The Corporate Governance and Nominating Committee is responsible for:

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  Reviewing and evaluating developments in corporate governance practices, and reporting and recommending to the Board effective corporate governance policies and procedures applicable to the Company, including Board organization, size and composition.

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  Establishing criteria for and identifying, evaluating and recommending to the Board both incumbent and prospective nominees for election as directors by Steel Dynamics' stockholders at each Annual Meeting, as well as for appointments by the Board to fill any director vacancies.

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  Identifying Board members for assignment to various Board committees.

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  Drafting and overseeing a Code of Conduct applicable to our Chief Executive Officer, our Chief Financial Officer and all financial officers and managers, as well as directors and a Company-wide Code of Ethics.

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  Reviewing the performance of Board and Board committee members and making recommendations to the Board concerning the number, function and composition of the Board's committees.

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  Establishing and overseeing management succession planning and implementation.

        When considering a candidate for nomination as a director at an Annual Meeting, or when a vacancy occurs on the Board of Directors, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee identifies potential candidates to fill the vacancy. Candidates may be referred or recommended to the Committee from many different sources, including by members of the Committee, referrals by other directors or by community people, by Company officers, by outside persons or advisors, or by a stockholder in accordance with the procedures described below.

        The Committee reviews background information on each candidate, as well as the candidate's accomplishments, experience, skills, business acumen, financial literacy, integrity, independence from management, informed judgment and practical wisdom, collegiality, a commitment to represent the long term interests of our company, its stockholders without a conflict of interest, a willingness to devote the necessary time and attention to our company's business and the needs of the Board, and the nominee's ability to work in and help maintain a productive environment. Generally, the members of the Corporate Governance and Nominating Committee first consider current Board members for re-nomination to the extent they have determined that these persons, through their prior performance, have demonstrated that they meet the applicable criteria and have developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives. In the case of a candidate recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Corporate Governance and Nominating Committee considers nominees recommended by stockholders. In order to provide the Committee sufficient time to evaluate candidates, stockholders desiring to recommend a director candidate for consideration by the Committee should send such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, no later than December 15, 2009, who will then forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, the candidate's resume, information regarding any relationship or understanding between the proposing stockholder, the candidate and any other person or organization and the addresses and telephone numbers for contacting the stockholder and/or the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting of stockholders, rather than recommend the individual to the Corporate Governance and Nominating Committee as a nominee, must comply with the advance notice requirements set forth in this proxy statement under "Stockholders' Proposals for 2010 Annual Meeting." The Committee did not receive any stockholder nominee recommendations for the 2009 Annual Meeting.

The Compensation Committee

        The members of the Compensation Committee during 2008 were Richard J. Freeland, Joseph R. Ruffolo and Frank D. Byrne, M.D., all of whom were and continue to be independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15), Rule 10A(m)(3) under the Securities Exchange Act of 1934, the definition of a "non-employee director" within the scope of Rule 16b-3 under the Securities Exchange Act of 1934, and the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

        Richard J. Freeland acted as chair of the Compensation Committee during 2008.

        The Compensation Committee is responsible for:

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  Reviewing the performance of our executive officers, including our Chief Executive Officer.

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  Establishing compensation goals, objectives and elements, including performance-based criteria and the relative weight to be accorded to short-term and long-term components.

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  Approving and recommending to the Board, the compensation programs and annual compensation of the Chief Executive Officer and all other executive officers.

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  Approving, recommending to the Board, overseeing and acting as the "Administrator" or the "Committee" in connection with our equity and cash-based incentive compensation programs, including but not limited to our 2008 Executive Incentive Compensation Plan and our 2006 Equity Incentive Plan, with the authority to approve and authorize both equity and cash-based awards, options and grants thereunder.

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  Approving and recommending to the Board the elements and amounts of compensation for non-employee directors, including the annual cash retainer fees, and any equity-based compensation.

        Our Board of Directors has adopted a written Charter for the Compensation Committee, which it revises from time to time. A copy of our Compensation Committee Charter, as revised, is available on our website at www.steeldynamics.com under "Investors." In addition, the Compensation Committee reviews our Compensation Discussion and Analysis, set forth in this Proxy Statement commencing at page 17, and determines whether it should be included either in our Annual Report on Form 10-K or, alternatively, included in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K. The Compensation Committee's report is set forth beginning on page 17 of this Proxy Statement.

        During 2008, the Compensation Committee held seven committee meetings, and all members of the Compensation Committee attended 75% or more of these meetings.

        Compensation Committee Interlocks and Insider Participation.     None of our current or former officers or employees or any current or former officers or employees of our subsidiaries served as a member of the Compensation Committee during 2008. Moreover, during 2008 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

The Audit Committee.

        The Audit Committee met nine times during 2008.

        The members of the Audit Committee during 2008 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James C. Marcuccilli, all of whom are independent and all of whom attended at least 75% of the Audit Committee meetings. Messrs. Ruffolo and Edgerley served as Co-Chairs of the Audit Committee.

        Our Board has also determined that all members of our Audit Committee, by virtue of their extensive financial and business experience and training, met and continue to meet the criteria of an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

        The Audit Committee is responsible, among other things, for:

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  The review, oversight and monitoring of our financial reporting process and the integrity of our financial statements.

  •
  Reviewing with management the adequacy and effectiveness of our internal, financial and disclosure controls and the development of our internal audit function.

  •
  The qualifications, performance and independence of our independent auditors.

  •
  Risk management and our compliance with legal and regulatory requirements.

        In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent auditors and both the appropriateness of and the approval of the fees for audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee is also responsible for the establishment of procedures for the receipt, evaluation, disposition, retention and treatment of complaints, if any, regarding accounting, internal accounting controls, auditing matters and matters involving allegations, if any, of fraud, financial mismanagement or irregularities.

        The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the Securities and Exchange Commission. The Audit Committee also regularly meets privately with the independent auditors.

        The report of the Audit Committee is set forth in this Proxy Statement beginning at page 16.

        Section 16(a) Beneficial Ownership Reporting Compliance.     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities or derivatives, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2008 were met, with the exception of one report on Form 4 for Gary Heasley for the purchase of 500 shares of common stock, filed ten days late on November 24, 2008.

        Stockholder Proposals for 2010.     Any stockholder satisfying the requirements of the Securities and Exchange Commission's Rule 14a-8 and wishing to submit a proposal to be included in our Proxy Statement for our 2010 Annual Meeting of Stockholders must submit the proposal in writing to our Chief Financial Officer, Theresa Wagler, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before December 15, 2009.

        In addition, any stockholder who has not submitted a timely proposal for inclusion in next year's proxy statement but still wishes to make a proposal at next year's Annual Meeting must deliver written notice to our Chief Financial Officer no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year's Annual Meeting. Therefore, for our 2010 Annual Meeting, if such a proposal is not delivered prior to January 21, 2010, it may not be presented at the meeting at all. If a proposal is made after December 22, 2009 and prior to January 21, 2010, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year's proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver its own proxy statement and form of proxy with respect to that proposal.

 Proposal No. 1

Election of Directors

        Our stockholders will elect ten directors at the 2009 Annual Meeting. The persons listed below are all incumbent members of our Board, and were elected at last year's Annual Meeting. All incumbent Board members' service and performance as directors during 2008 were found by the Committee to have been exemplary. Therefore, they have been recommended for nomination and re-election by the Corporate Governance and Nominating Committee and, as such, have been nominated by the Board of Directors. Each director, if elected, will serve until our 2010 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

        We will vote your shares as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below.

        If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy.

        Upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Keith E. Busse, Mark D. Millett, Richard P. Teets, Jr., John C. Bates, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli and Joseph D. Ruffolo.

        Six of the ten directors of the Company (indicated by asterisk in the following Table of "Information About Directors, Nominees and Executive Officers") are "independent directors" as defined by Section 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market.

        Our Board of Directors has also reviewed all transactions during 2008 with companies or entities in which such directors might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Parties, described at page 38, and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors. There were no such transactions. For additional discussion of this issue, we refer you to the section on "Certain Relationships and Related Party Transactions" beginning on page 39. The Board has affirmatively determined that none of such independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of all ten of the nominees, unless you withhold authority to vote for the election of any or all of these nominees. Each of the nominees for election as director has indicated his willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

        The following table provides information, as of the date of this proxy statement, about each incumbent member of the Board of Directors, all of whom are nominees for election as directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he serves as a director. None of the director nominees serves as a director of an investment company under the Investment Company Act of 1940, as amended.

        Information about the number of shares of common stock beneficially owned by each director appears later in this proxy statement under the heading "Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of the Company's Common Stock."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Keith E. Busse	Paul B. Edgerley
Mark D. Millett	Richard J. Freeland
Richard P. Teets, Jr.	Dr. Jürgen Kolb
John C. Bates	James C. Marcuccilli
Frank D. Byrne, M.D.	Joseph D. Ruffolo

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

        The following information, including the name, age, five-year business experience and year each person became a director or executive officer, is furnished with respect to each director, including the ten nominees for election as a director (indicated by an "X" in the "Director Nominee" column), the Chief Executive Officer and the four next highest paid executive officers (the "Named Executive Officers") of the Company.

Name	Age	Position(s)	Director Nominee	Has Served as Director Since	Year When Term as a Director Expires
Keith E. Busse	66	Chairman and Chief Executive Officer and Director	X	1993	2009
Mark D. Millett	49	Executive Vice President of Metals Recycling and Ferrous Resources, President and Chief Operating Officer of OmniSource Corporation, and Director	X	1993	2009
Richard P. Teets, Jr.	54	Executive Vice President of Steelmaking, President and Chief Operating Officer of Steel Operations, and Director	X	1993	2009
John C. Bates	65	Director	X	1994	2009
Frank D. Byrne, M.D.	56	Director*	X	2005	2009
Paul B. Edgerley	53	Director*	X	2002	2009
Richard J. Freeland	72	Director*	X	2000	2009
Dr. Jürgen Kolb	66	Director*	X	1996	2009
James C. Marcuccilli	58	Director*	X	2005	2009
Joseph D. Ruffolo	67	Director*	X	1999	2009
Theresa E. Wagler	38	Executive Vice President and Chief Financial Officer
Gary E. Heasley	44	Executive Vice President for Strategic Planning and Business Development

*
Indicates an "independent director"

        The business experience of each of the directors for at least the past five years is summarized below:

        Keith E. Busse has been our Chairman and Chief Executive Officer and a director since 1993. From 1993 until May 2007, Mr. Busse was also our President. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a co-founder of our Company. Mr. Busse is also a director of Tower Financial Corporation, a publicly held bank holding company.

        Mark D. Millett has been our Executive Vice President of Metals Recycling and Ferrous Resources, President and Chief Operating Officer of OmniSource Corporation since August 1, 2008.

From May 2007 to August 2008, Mr. Millett was Executive Vice President and Chief Operating Officer for Flat Rolled Steels and Ferrous Resources. From 1993 to May 2007, Mr. Millett was Vice President and General Manager of our Flat Roll Division. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982. Mr. Millett is a co-founder of our Company and has been a director since 1993.

        Richard P. Teets, Jr. has been our Executive Vice President of Steelmaking, President and Chief Operating Officer of Steel Operations since August 1, 2008. From May 2007 to August 2008, Mr. Teets was Executive Vice President and Chief Operating Officer for Steel Shapes and Building Products. From 1993 to May 2007, Mr. Teets was Vice President and General Manager of our Structural and Rail Division. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987. Mr. Teets is a co-founder of our Company and has been a director since 1993.

        John C. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Mr. Bates is a co-founder of our Company and has been a director since 1993. Heidtman Steel is our largest customer for our steel products.

        Frank D. Byrne, M.D. is currently President of St. Marys Hospital Medical Center in Madison, Wisconsin. Previously, he served eight years as President and Medical Director of Parkview Hospital in Fort Wayne, Indiana. Prior to that, Dr. Byrne practiced pulmonary and critical care medicine in Fort Wayne. He is currently a member of the board of directors of Lincare Holdings, Inc., a publicly traded medical equipment company, and serves on its audit committee. Dr. Byrne has been a director since 2005 and is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee.

        Paul B. Edgerley has been Managing Director of Bain Capital, Inc., a venture capital firm, since May 1993 and, from 1990 to 1993, was a general partner of Bain Venture Capital. He is also a director of Keystone Automotive Operations, Inc. and Sensata Technologies, both of them publicly held corporations. Mr. Edgerley has been a director since 2002 and is a member of and Co-chair of our Audit Committee.

        Richard J. Freeland has been the President and Chief Executive Officer for more than twenty-nine years of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate more than 40 Pizza Hut franchised restaurants in Indiana and Ohio. Mr. Freeland has been a director since 2000 and is a member of our Compensation Committee and our Corporate Governance and Nominating Committee.

        Dr. Jürgen Kolb, retired, was a member of the executive board of Salzgitter, AG, a German steelmaker, until 2001, and from 1986 to 2001, served as its Director of Sales. Dr. Kolb has been a director since 1996 and is a member of our Audit Committee and our Corporate Governance and Nominating Committee.

        James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Mr. Marcuccilli has been a director since 2005 and is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

        Joseph D. Ruffolo has been a principal in Ruffolo Benson LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company. Mr. Ruffolo has been a director since 1999 and a member and Co-Chair of our Audit Committee and a member of our Compensation Committee.

Security Ownership of Directors and Executive Officers

        The following table shows how much Steel Dynamics, Inc common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 23, 2009. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers, based upon compensation earned during 2008. For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC.

	Beneficial Ownership as of March 23, 2009
Name	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Keith E. Busse(1)	1,976,342	40,768	2,017,110	1.1%
Mark D. Millett(2)	2,789,523	64,192	2,853,715	1.5%
Richard P. Teets, Jr.(3)	4,991,113	64,192	5,055,305	2.7%
Gary E. Heasley(4)	57,334	48,340	105,674	0.1%
Theresa E. Wagler(5)	52,226	56,268	108,494	0.1%
Other Directors or Nominees
John C. Bates(6)	1,691,436	8,032	1,699,468	0.9%
Dr. Frank D. Byrne(7)	9,172	4,068	13,240	—
Paul B. Edgerley(8)	29,544	3,516	33,060	—
Richard J. Freeland(9)	59,160	—	59,160	—
Dr. Jürgen Kolb(10)	20,104	—	20,104	—
James C. Marcuccilli(11)	9,172	4,068	13,240	—
Joseph D. Ruffolo(12)	34,740	8,032	42,772	—
Directors and Executive Officers as a Group (12 persons)	11,719,866	301,476	12,021,342	6.3%

†
Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options (for 7,869,961 shares) currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 182,111,495 on the record date to 189,981,456.

(1)
Chief Executive Officer and a director. Includes 66,307 shares that are not yet vested, awarded for 2008 and 2007, pursuant to our 2008 and 2003 Executive Incentive Compensation Plans.

(2)
Executive Vice President, President and Chief Operating Officer for Flat Rolled Steels and Ferrous Resources and a director. Includes 35,464 shares that are not yet vested, awarded for 2008 and 2007, pursuant to our 2008 and 2003 Executive Incentive Compensation Plans.

(3)
Executive Vice President, President and Chief Operating Officer for Steel Shapes and Building Products and a director. Includes 84,000 shares of common stock owned by Mr. Teets' spouse and 4,366 shares held in trust for Mr. Teets' minor children, with respect to which Mr. Teets disclaims beneficial ownership of all these shares. Includes 29,408 shares that are not yet vested, awarded for 2008 and 2007, pursuant to our 2008 and 2003 Executive Incentive Compensation Plans.

(4)
Executive Vice President for Strategic Planning and Business Development. Includes 12,768 shares that are not yet vested, that were awarded for 2008 and 2007, pursuant to our 2008 and 2003 Executive Incentive Compensation Plans.

(5)
Executive Vice President and Chief Financial Officer. Includes 23,092 shares that are not yet vested, that were awarded for 2008 and 2007, pursuant to our 2008 and 2003 Executive Incentive Compensation Plans.

(6)
Director. Consists of all shares of common stock held of record by Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer. Shares in option column represent stock options, currently exercisable, previously issued to Mr. Bates pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7)
Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, previously issued to Dr. Byrne pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(8)
Director. Shares in option column represent stock options, currently exercisable, previously issued to Mr. Edgerley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(9)
Director. Shares in option column represent stock options, currently exercisable, previously issued to Mr. Freeland pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(10)
Director. Shares in option column represent stock options, currently exercisable, previously issued to Dr. Kolb pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(11)
Director. Shares in option column represent stock options, currently exercisable, previously issued to Mr. Marcuccilli pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(12)
Director. Includes 12,000 shares held in Mr. Ruffolo's retirement plan. Also includes 4,000 shares held by Mr. Ruffolo's spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable, previously issued to Mr. Ruffolo pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

Security Ownership of Certain Beneficial Owners

        At December 31, 2008, based upon filings with the Securities and Exchange Commission, and based upon a total of 181,820,012 shares outstanding at that time, no person owned more than 5% of our outstanding common stock.

Proposal No. 2

Ratification of the Appointment of Independent
Registered Accounting Firm as Auditors

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to conduct our annual audit for the year 2009. Although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year, because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm's appointment for 2010.

        Ernst & Young LLP conducted our annual audit for 2008, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of
Ernst & Young LLP as our independent registered accounting firm for 2009.

        Audit and Non-Audit Fees.     The following table presents fees paid for professional audit services rendered by Ernst & Young LLP, an independent registered accounting firm, for the audit of our annual financial statements for the years ended December 31, 2008 and 2007.

	2008	2007
Audit Fees	$1,119,700	$1,327,000
Audit-Related Fees	14,400	7,300
Tax Fees	202,900	192,000
All Other Fees	2,500	1,800

	$1,339,500	$1,528,100

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.     Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

        Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

  1.
  Audit fees include fees for services rendered in connection with the audit of the Company's consolidated financial statements included in the Company's Form 10-K and reviews of financial statements included in the quarterly Form 10-Qs; fees for the audit of Steel Dynamics' internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; subsidiary audits, work performed and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, fees for the review of the Company's valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

  2.
  Audit-related fees include fees for services reasonably related to the performance of the audit or review of our financial statements and internal controls over financial reporting or that are traditionally performed by the independent auditors. Such services during 2008 included services in connection with accounting consultations related to accounting, financial reporting or disclosure matters not classified as "audit services."

  3.
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements, and during 2008 included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters and transfer pricing studies).

  4.
  All other fees include fees related to online research software.

        Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

Report of the Audit Committee

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight regarding the integrity of accounting functions and systems of internal controls. Management has the primary responsibility for our accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of our consolidated financial statements.

        Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, Ernst & Young has issued an opinion on whether our financial statements are presented fairly in conformity with accounting principles generally accepted in the United States, on management's assessment of the effectiveness of internal control over financial reporting, and on the effectiveness of our internal control over financial reporting. The Audit Committee oversees our financial reporting process on behalf of the Board, reviews our financial disclosures, and meets privately, outside the presence of management, with our independent auditors to discuss our internal accounting control policies and procedures.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Ernst & Young, and recommended to the Board of Directors (and the Board of Directors approved) the inclusion of the audited consolidated financial statements in our 2008 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission, as well as the quarterly financial statements included in our Forms 10-Q during 2008, including the specific disclosures in the section entitled "Management Discussion and Analysis of Financial Condition and Results of Operations." These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and required to be reported to the Audit Committee by Ernst & Young by SEC Regulation S-X, Rule 2.07. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence. The Audit Committee has also reviewed and discussed with management and with Ernst & Young management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting.

        The Audit Committee has also considered whether the provision of services by Ernst & Young not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young's independence.

        The Audit Committee also selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. In that regard, the Audit Committee approved the selection and engaged the services of Ernst & Young as our independent auditing firm for the Company's fiscal year ended December 31, 2008 and recommends Ernst & Young as our independent auditing firm for the Company's fiscal year ending December 31, 2009.

The Audit Committee:

Joseph D. Ruffolo, Co-Chair
Paul B. Edgerley, Co-Chair
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member
March 31, 2009

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

Report of the Compensation Committee

        Steel Dynamics, Inc.'s Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis required by item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Richard J. Freeland, Chair
Joseph D. Ruffolo, Member
Frank D. Byrne, M.D.
March 31, 2009

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis may contain statements regarding future individual and company performance targets or goals. We have disclosed these targets or goals in the limited context of Steel Dynamics, Inc. compensation programs; and, therefore, you should not take these statements to be statements of management's expectations or estimates of results or other guidance. We specifically caution stockholders not to apply any such statements to other contexts.

        This is a report by the Company and our senior officers, primarily our Chief Executive and Chief Financial Officer. It is not a report of the Compensation Committee. Accordingly, the term "we," "our" and "us" refer to the Company, or, where the context requires, to our senior officers.

Preliminary Statement

        This Compensation Discussion and Analysis, or CD&A, addresses the philosophy behind and the objectives of our compensation policies for executive officers named in the Summary Compensation Table and for certain other executives. In addition, this CD&A provides a principles-based context to the data presented in the tables that follow.

        This CD&A addresses:

  •
  the objectives of our compensation program (found in the section entitled "Compensation Philosophy and Objectives" beginning on page 19);

  •
  what our compensation program is designed to reward (also described in the section entitled "Compensation Philosophy and Objectives" beginning on page 19);

  •
  each element of compensation (set forth in the section entitled "Primary Elements of Our Compensation Program" beginning on page 22);

  •
  how we determine amounts and formulas for pay (also described with each element of compensation, including base salaries, short-term incentives and longer-term incentives); and

  •
  how each compensation element and our decisions regarding each such element fit into our overall compensation objectives and how they affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled "Use of Outside Consultants: Benchmarking" beginning on page 20).

Administration of our Compensation Program

        The Compensation Committee, or Committee, of our Board of Directors has responsibility for the development, implementation, monitoring, administration and oversight of all elements of our executive compensation programs, as well as responsibility for ensuring that our compensation plans and programs remain true to our compensation philosophy. The Committee annually evaluates and establishes the compensation of (i) the Chief Executive Officer, (ii) with input from the Chief Executive Officer or other senior executives, the compensation of the Chief Financial Officer and the Named Executive Officers included in the Summary Compensation Table, as well as certain other executive officers, and (iii) our directors.

        The Committee also suggests, reviews and approves all specific grants and awards under our compensation plans, as well as all of our incentive compensation plans, including all equity-based plans, and recommends such plans to our Board of Directors for ultimate approval.

        The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2008, the Committee met seven times. The Committee from time to time invites the Chief Executive Officer and may invite other senior officers, to attend and to participate in portions of its meetings, but no member of management is present during any Committee deliberations or decision-making.

        The Committee operates under a written charter adopted by the Board, which is available online at www.steeldynamics.com under the link to "Investors." The Committee may not delegate its authority to other persons, except that it may delegate the performance of certain functions to its Chair or to a subcommittee of its members. The Committee's calendar is set by the Chair of the Committee and the meeting agendas are prepared by the Chair with input from management and legal counsel. Depending on the agenda for a particular meeting, the Committee may:

  •
  review Company financial reports;

  •
  review information regarding compensation programs and compensation levels, based on reports the Committee assembles with or without the assistance of outside consultants;

  •
  review tally sheets setting forth compensation information relating to the Chief Executive Officer, the Named Executive Officers or other officers, including base salary, cash incentives, equity awards, perquisites and other compensation, and any potential amounts paid or payable to the executive pursuant to employment agreements or any other agreements;

  •
  review wealth accumulation summaries; and

  •
  conduct interviews or receive information incident to the performance of its obligations.

Compensation Philosophy and Objectives

        While we believe that we must be able to attract and retain qualified executive officers within our global steelmaking industry by the establishment and maintenance of a compensation system that is both competitive in the general and peer company marketplace for companies of similar size and character, we also firmly believe that we must ground our compensation philosophy in the unique entrepreneurial culture upon which our Company was founded and that has so clearly contributed to the success we have enjoyed to date. And basic to that unique culture is the recognition of the central role that teamwork plays in the achievement of consistent superlative company performance, both plant level and executive level. This philosophy is in fact reflected at every level, from the steelworker on the plant floor to the executive management team. So whether it be a small crew of operating level employees working as a team in one of our steel mills to achieve a weekly "production bonus" based on quality steel produced on their shifts or a monthly "conversion bonus" based on minimizing long-term conversion costs (i.e., the costs incurred to convert raw material entering a particular production area into product that leaves that area), or whether it be our plant or corporate level executive management team, the "we" in our Company trumps any "I" when it comes to the way we measure, recognize and reward achievement.

        We believe that our stockholders are best served by a company that achieves earnings success year after year, for that kind of consistent performance will ultimately produce superior long term results. Consistent with this approach, therefore, we have established a compensation philosophy that forges a direct link, in part, between "bottom line" overall company earnings performance and, in part, plant level earnings performance and executive pay. Therefore, just as all members of a production crew receive a production bonus based upon the team's achievement of quality tons of steel successfully produced, so will our executive management earn incentive pay, as a team, and depending on the executive's role, based in whole or in part upon overall Company earnings or a combination of Company and plant level performance.

        The objectives of our executive compensation program are to:

  •
  attract, motivate and retain experienced talented and motivated executive officers;

  •
  through incentives, enhance the concept of teamwork and of the importance of either of the Company's overall performance or of the combination of overall Company performance and plant level performance to an individual's overall executive compensation;

  •
  align an executive's incentives with the business unit and company functions most directly impacted by that executive's efforts;

  •
  recognize the appropriateness of higher compensation for persons with greater responsibility and with greater abilities to influence the Company's results; and

  •
  increase stockholder value by focusing on consistent profitability and growth.

        Accordingly, our senior executive compensation policies and programs are much simpler and much more straightforward than most, primarily consisting of just three components:

  •
  base salary,

  •
  a short-term incentive compensation system consisting primarily of cash but with a potential for some longer-term restricted stock as well, and

  •
  a twice yearly grant of incentive stock options, with a six-month vesting feature, the same vesting applicable to all of our employees but differing only in the number of options, depending upon the executive's level of responsibility, aimed at providing an incentive opportunity that is directly linked to stock performance and thus also fostering a longer-term perspective.

        Our senior executive compensation policies and programs are driven by the following principles:

  •
  base compensation should be fixed, payable in cash, should generally be established at the lower end of the competitive spectrum, yet when in combination with the potential for above market variable incentive pay, is still sufficiently competitive to attract and retain the kind of top quality executives we seek, willing to place at risk a disproportionately large portion of total annual compensation, based on achievement;

  •
  reward for exemplary individual effort and performance should be expressed through annual increases in the level of base compensation;

  •
  no incentive pay should be awarded unless Company profits and/or divisional earnings exceed certain minimum threshold levels;

  •
  incentive compensation should be both variable and immediate, tied directly to Company profits or, depending upon the executive's position, tied to both Company and divisional profits and payable both in the form of cash (immediate) and in restricted stock (longer-term);

  •
  incentive compensation should be capped at varying multiples of base compensation, depending upon the executive's position, even if greater profits might otherwise justify more;

  •
  subjective, discretionary bonuses should not be utilized as a regular part of incentive compensation; and

  •
  total annual compensation opportunity should be at least at or above marketplace norms when Company performance so merits.

Use of Outside Consultants: Benchmarking

        We believe that our current compensation programs are competitive with the level of compensation paid to executives at peer companies, and we believe that we must remain competitive,

not only to attract quality executive talent but also to reduce the likelihood that we lose top executive talent to competitors or to other companies. More in the way of cross-checking to ensure competitiveness than in any sense as a means of establishing either base level or incentive compensation, the Committee compares salary and total compensation against a similarly situated peer group.

        The Committee has authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The use of outside compensation consultants allows the Committee to simply become aware of and to evaluate compensation data and plan design information from national surveys and other public companies, including companies we consider to be our peers.

        During 2008, the Compensation Committee utilized the services of Towers Perrin, a national consulting company, to assist the Committee in assessing and evaluating both our executive and our director compensation programs. Towers Perrin has been engaged directly by the Compensation Committee and they report their findings directly to the Committee.

        Towers Perrin assisted the Committee with its review of industry and market data to determine where the Company stands in relation to similar size public companies and with certain peer companies. The surveyed group for 2008's review included, among others:

Company	Ticker	Company	Ticker
AK Steel Holding Corp.	AKS	Quanex Corp.	NX
Allegheny Technologies, Inc.	ATI	Reliance Steel and Aluminum Co.	RS
Ball Corp.	BLL	Schnitzer Steel Industries	SCHN
Commercial Metals Co.	CMC	Timken Co.	TKR
Gerdau Ameristeel Corp.	GNA	United States Steel Corp.	X
MeadWestvaco Corp.	MWV	Vulcan Material	VMC
Nucor Corp.	NUE	Worthington Industries, Inc.	WOR

        The Committee also utilized proxy compensation data for Commercial Metals Company (CMC), Schnitzer Steel Industries (SCHN) and Gerdau Ameristeel (GNA).

        The Committee utilized the Towers Perrin survey data and its own data to assess how each of our executive compensation components compares with the survey data and how our total annual compensation compares as well. We examined these comparisons for all of our senior executive positions during 2008, as well as, looking forward, for 2009.

        During and as part of Towers Perrin's 2007 engagement by the Committee, the Towers Perrin consultants conducted one-on-one interviews with our Chief Executive Officer, our Chief Financial Officer, our three Executive Vice Presidents in charge of three of our principal business groups, and several other executives, for the purpose of determining how management relates to and their assessments of the efficacy of the Company's overall compensation program and each element thereof. Towers Perrin was not asked to repeat such interviews as part of its 2008 engagement.

        The Company does not, however, believe that it is appropriate to base any compensation decisions, whether regarding base salaries or incentive pay, upon benchmarking to a peer or other representative group of companies. The Company does believe that information regarding pay practices at other companies is useful in at least two respects. First, the Company recognizes that compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that both management and the Committee consider in assessing the reasonableness and appropriateness of our compensation programs that we consider based on the factors we have described in this report.

        Overall, the survey data indicates that we provide our Chief Executive Officer and our Named Executive Officers, as well as our other senior executives with a competitive compensation program, taking into account total direct compensation (total annual cash, including base salary and annual cash incentives) plus the annualized expected value of longer-term incentives (stock options and restricted stock awards)). However, consistent with our compensation philosophy, our pay mix is different than our peers, with more weight placed on annual incentives and less emphasis on long-term incentives. For purposes of this Compensation Discussion and Analysis, the term "total direct compensation" or "total annual compensation" differs from the "Total Compensation" column in the Summary Compensation Table on page 30, which includes long-term incentive and other forms of compensation valued on a basis consistent with financial statement reporting requirements.

Role of the Chief Executive Officer in Establishing Compensation

        The Chief Executive Officer of our Company takes part in some meetings of the Compensation Committee, to provide necessary background information and updates on the operations of the Company and the performance of each of the executive officers.

        Our Chief Executive Officer plays a significant role in recommending base salary compensation for the Named Executive Officers who report directly to him, as well as the other executive officers. Our Chief Executive Officer, Keith E. Busse, prepares an annual performance evaluation of each officer for the Compensation Committee. Mr. Busse also prepares a summary that includes a suggested range of base salaries for each executive, and this summary is then used by the Compensation Committee as one of the many factors they consider in making a decision as to compensation for the executive officers. Annual and longer-term incentive levels, as earlier described, are tied directly to base compensation, as a multiple thereof.

        The Compensation Committee also received a recommendation from the Chief Executive Officer as to his own base salary level, as well as his self assessment of his performance for the year under review. The Committee, however, evaluates the Chief Executive Officer and the Committee alone establishes his base salary. While the conclusions and recommendations resulting from the Chief Executive Officer's or other senior executive's reviews, including proposed base salary adjustments, are presented to the Committee for its consideration and approval, the Committee can modify any of these recommendations.

Use of Company-Specific Tally Sheets

        We prepare a comprehensive tally sheet, as well as a wealth accumulation table for the Chief Executive Officer and for all of the other Named Executive Officers whose compensation is subject to review and approval by the Compensation Committee. The tally sheets list and quantify each and every element of annual compensation, aggregate stock option and restricted stock awards and values and other aggregated wealth accumulation data for each of the executives. This data is confidential to the Committee, has not been used to date in making specific compensation decisions, but may be utilized from time to time in arriving at future compensation decisions or decisions regarding matters such as severance or change in control payments.

Primary Elements of Our Compensation Program

        The principal components of our compensation program are as follows:

  •
  Base Salary.

  •
  Performance-Based Cash and Restricted Stock Incentive Compensation.

  •
  Twice yearly, automatic grant of stock options.

        We maintain 401(k) retirement savings and profit-sharing plans, for which all employees are eligible, and these, along with our policies and practices regarding perquisites, are described later in this CD&A. However, both individually and in the aggregate, these are not material.

  Base Salary

        Base salary is designed generally to provide competitive rates of base salary, and we believe that these are competitive relative to similarly sized and situated companies, especially given the opportunity we provide for upside potential. Base salaries for our senior executives vary, depending upon experience, duties and scope of responsibility. We view base salaries as providing an essential level of compensation that is necessary to recruit and retain qualified executives and because it enables the Committee to employ annual base salary adjustments to reflect an individual's performance or changed responsibilities. Our base salary levels, however, are intended to provide only the foundation of a fair and competitive compensation opportunity for each person and are competitive only because of the existence and operation of our performance-based cash and restricted stock incentive compensation program described in more detail in the following section on "Performance-Based Incentive Compensation." Without that incentive program, which in a year with reasonable profits enables the executives to earn total compensation that better approximates their true market value and in a year with excellent profits enables the executives to hit the higher ends of the range of fair value for persons of their skill and experience, we would not be able to attract and retain persons with the kinds of skills, leadership qualities, temperament and culture that we demand and that have been the keys to our success as a company.

        Generally, we annually consider the individual's position, responsibilities and duties, as well as experience, qualifications, unique value, past performance and future potential to enhance stockholder value, as part of our performance review process. Adjustments to salary levels are based on the Committee's assessment of these criteria through review of the following data:

  •
  market studies provided by our compensation consultant or compiled by us or by the Committee;

  •
  summaries of each executive's total compensation; and

  •
  individual performance reviews prepared annually by management and further reviewed by the Committee.

  Performance-Based Incentive Compensation

        Our performance-based incentive compensation program constitutes the variable component of annual compensation. For 2008, this incentive compensation component was plan-based and administered pursuant to our Steel Dynamics, Inc. 2008 and 2003 Executive Incentive Compensation Plans (our "Incentive Plans"). The 2008 Incentive Plan was approved by stockholders in 2008 and replaced our 2003 Incentive Plan. It is a five-year plan, and the final year of this Incentive Plan is 2012.

        Our 2008 Incentive Plan, as was the case with our 2003 Incentive Plan, has a short-term focus, consistent with our compensation philosophy of providing substantial annualized incentive pay keyed to Company profits or divisional profits over and above an excluded amount equal, at the corporate level, to 10% of "Average Stockholders Equity," and, at the divisional level, to a stated "Return on Assets" percentage. The focus of the cash portion of this incentive pay is short-term and follows from management's and the Committee's philosophical commitment to the notion that the best way for management to build sustainable long-term stockholder value is to produce excellent and consistent annual earnings.

        Aggregate incentive pay is determined under the Incentive Plan on February 1 of the year following the year for which the incentive compensation is payable, based upon the audited results of operations. Depending upon the size of a defined "Bonus Pool," as described below, and the applicable cap that sets a maximum multiple of an executive's base salary, incentive compensation for the applicable year will first be payable in cash, up to the amount of the cash cap multiple, and if the Bonus Pool has not been depleted by the aggregate amount of the cash incentive pay, additional incentive pay will be payable in restricted Company stock, up to the applicable restricted stock cap multiple. The number of shares of restricted stock issuable to the executive, if any, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company's stock on the last business day immediately preceding February 1. Shares of stock issued as incentive compensation under the Incentive Plan vest one-third at the time of issuance and one-third each on the first and second anniversaries of the award.

        The Incentive Plan identifies two types of executive officers for eligibility under the Plan, which covers a greater number of executives and Company managers than just the Chief Executive Officer and the Named Executive Officers. Insofar as it pertains to the Chief Executive Officer and the Named Executive Officers, the Plan includes within the designation "Corporate Executive Officer" those persons whose primary responsibilities are Company-wide, and this included, for 2008, our Chief Executive Officer, Keith E. Busse, our Chief Financial Officer, Theresa E. Wagler, and our Executive Vice President for Strategic Planning and Business Development, Gary E. Heasley. The remaining Named Executive Officers, Executive Vice Presidents, Mark D. Millett and Richard P. Teets, Jr., were covered as "Divisional Executive Officers" under the Incentive Plan.

        For "Corporate Executive Officers," which includes Messrs. Busse and Heasley, as well as Ms. Wagler, their incentive compensation was determined entirely at the corporate level and was based upon company-wide "Adjusted Pre-Tax Net Income," as defined in the Plan.

        For 2008, a "Bonus Pool" was determined, by multiplying consolidated 2008 Adjusted Pre-Tax Net Income, less an amount equal to 10% of "Average Stockholders Equity," by a percentage amount (5 1/2% for 2008), resulting in a gross available Bonus Pool of $31.4 million, covering twenty-one executive officers, of which, as noted below, only slightly more than 56% was actually paid out in incentive pay.

        A portion of the Bonus Pool is allocated among the participating executive employees in accordance with each "Participant's Bonus Pool Percentage" (derived, for any participant, from a fraction, the numerator of which was equal to the "Participant's Adjusted Base Salary," as defined in the Plan, and the denominator of which was equal to the sum of all of the Participants' Adjusted Base Salaries). There were other executive officer and manager participants under the Incentive Plan, in addition to the foregoing executive officers, and their respective incentive compensation amounts, each calculated under the Plan in accordance with that person's status, comes out of the same Bonus Pool.

        For 2008, the total corporate level incentive compensation for the three Corporate Executive Officers that was derived from the Bonus Pool was $5.4 million, the total of the incentive compensation for the two other Named Executive Officers derived from the Bonus Pool was $3.3 million for 2008, and the total for all of the other executive officer participants in the Bonus Pool, covering sixteen other persons, for at least a portion of the year, was approximately $4.9 million for 2008. The balance of $17.8 million in the Bonus Pool, for 2008, therefore, was unused and will not carry over.

        Because the Bonus Pool was large enough for 2008, based on our outstanding performance during our first three quarters, and notwithstanding our fourth quarter losses, our "Corporate Executive Officers" were entitled to earn up to the maximum of two and one-half times their Base Salary, in cash, and, because there were also sufficient unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, they were also entitled to receive a restricted stock bonus of 100% of Base Salary, vesting over a two year period. Each share of restricted stock was issued at the closing market price of our stock on the last business day prior to the February 1 award date. Assuming a sufficiently large Bonus Pool, therefore, which we had for 2008, each of the Corporate Executive

Officers was able to earn up to the maximum of 350% of his or her base salary under the Incentive Plan for that person's employment period under the Plan.

        For "Divisional Executive Officers," including Mark D. Millett and Richard P. Teets, Jr., for 2008, they earned 2008 incentive compensation based in part (50%) on Company-wide performance (derived from the Bonus Pool) and, in part (50%), based upon how the various divisions or business units under their management performed. So for 2008, these executive officers derived half of their incentive compensation through participation in the Company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their divisional group's operating performance, described below.

        Other executive officers derived 25% of their 2008 incentive compensation through participation in the Company-wide Bonus Pool and 75% of their incentive compensation through their divisional bonus formula.

        This divisional bonus formula is based upon a return on assets ("ROA") analysis. Each year, the Compensation Committee sets a "Minimum ROA Target," 5% for 2008, below which no divisional cash or stock bonus may be paid. The Compensation Committee also sets a "Maximum ROA Target," at which level a Divisional Executive Officer will be entitled to receive his maximum divisional cash and/or stock bonus. Once these preliminary calculations have been made, the division's performance is measured by calculating that division's "Divisional Return on Assets," using the formula described in the Incentive Plan.

        A "Divisional Executive Officer" can derive half of his cash and stock bonus, if earned, from the Company-wide Bonus Pool, as previously described earlier in this report. The remaining half of a Divisional Executive Officer's maximum incentive compensation, based on divisional performance, may not exceed, in cash, two and one-half times his Base Salary, multiplied by 50%, and, in shares of restricted stock, may not exceed one-half of his Base Salary. For "Divisional Officers," because their incentive compensation based on the Bonus Pool is only 25%, the maximum incentive compensation from both Company-wide and divisional sources could not exceed 150% or 200% of his Base Salary, in cash, for 2008 based on his level of responsibilities, and 75% of his base salary in restricted stock.

  Equity Incentive Compensation

        Through year-end 2005, our 1996 Incentive Stock Option Plan covered all of our full-time employees (approximately 1,795 employees at December 31, 2005), including officers, managers, supervisors, professional staff and hourly employees. Under the 1996 Plan, all eligible employees, including the Named Executive Officers, were awarded automatic semi-annual stock options, on May 21 and November 21 of each year, in differing dollar equivalent amounts, by position category. The option grants were based upon the fair market value of our common stock on each semi-annual grant date, measured by the closing price of our stock on the last business day immediately preceding each grant date, with a resulting exercise price equal to the same fair market value. All options issued under the 1996 Plan were subject to six month vesting from and after the date of grant and must be exercised no later than five years thereafter. Under that unique 1996 Plan, which reflects our emphasis on creating a sense of ownership and entrepreneurism for all of our employees, approximately 95% of the total options over the five year period prior to approval of our 2006 Equity Incentive Plan in May 2006, were granted to our entire employee workforce other than our Named Executive Officers. All stock options granted under the 1996 Plan, insofar as they are still extant, are reflected in the tables immediately following this CD&A. No options have been granted under the 1996 Plan since May 2006.

        In May 2006, however, after approval by our Board upon the recommendation of our Compensation Committee, our shareholders approved the Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "2006 Plan") which, pursuant to Section 6.4 of the 2006 Plan, carries through into the 2006

Plan the same semi-annual automatic stock option awards for all employees, including the Named Executive Officers, as under the 1996 Plan.

        While the 2006 Plan gives the Committee the general authority from time to time to grant both Incentive Stock Options and Nonstatutory Stock Options, within the limits described in the 2006 Plan, the 2006 Plan, in Section 6.4 thereof, and until such time as the Committee or the Board acts to modify, suspend or terminate the plan, requires the issuance of regular, automatic semi-annual option grants to all Eligible Employees (except, generally, for employees whose terms and conditions of employment are covered by a collective bargaining agreement). Pursuant to the 2006 Plan, all Eligible Employees, including the Chief Executive Officer and the Named Executive Officers, receive regular automatic semi-annual option grants, as before, on May 21 for the full six month employment period November 21 through May 20 of each year, and on November 21 for the full six month employment period May 21 through November 20 (each a "Grant Date"). Options on each Grant Date were issued according to position category in the following amounts for 2008:

Position	Grants Per Year	Semi-Annual Grant Value
Chief Executive Officer	2	$100,000
Executive Vice President	2	80,000
Chief Financial Officer	2	80,000
Vice President	2	60,000
General Managers	2	45,000
Manager	2	30,000
Supervisors/Professionals
Level 4	2	22,500
Level 3	2	15,000
Level 2	2	12,500
Level 1	2	10,000
Other team members	2	2,500

        In the case of the Chief Executive Officer, Keith E. Busse, he received for 2008, two semi-annual grants, each based upon a grant value of $100,000. The other Named Executive Officers for 2008, Mark D. Millett, Richard P. Teets, Jr., Gary E. Heasley, and Theresa E. Wagler, Chief Financial Officer, received semi-annual grants based upon a grant value of $80,000. Thus, in the case of Mr. Busse, assuming, for illustration purposes only, a closing price of our common stock on the day prior to a Grant Date of $40, he would receive a 2,500 share option grant ($100,000 ÷ $40) with an exercise price of $40, and Messrs. Millett, Teets, Heasley and Ms. Wagler would each be entitled to a 2,000 share option grant with the same exercise price of $40 per share.

        The Committee has not issued and will not authorize or issue any stock options or make any equity-based award that is tied to a specific exercise price or is dependent upon the price of the Company's common shares that incorporates an effective date that is any earlier than the actual date upon which the Committee makes the grant or award. The 2006 Plan also prohibits the Committee from repricing or otherwise reducing the exercise price of outstanding options granted under the 2006 Plan, or canceling previously granted options and issuing new options to the same optionholder at a lower exercise price, without obtaining shareholder approval.

  Terms and Conditions of Awards Other Than Options under the 2006 Plan

        Except for the automatic grant, pursuant to Section 7.1(a) of the 2006 Plan, of $75,000 worth of our restricted stock to each of our non-employee directors on June 1, 2008 (and thereafter unless changed or terminated), which restrictions are time-based for a period of one year from and after the date of each annual award, at which time the restricted shares will vest, neither the Committee nor the

Board has acted to issue any other equity awards, whether as restricted stock, unrestricted stock, performance awards or stock appreciation rights under the 2006 Plan.

        Notwithstanding the foregoing, the following types of equity-based awards, in addition to stock options, may be made in the future:

        Restricted Stock Awards.    Pursuant to Section 7.1(b) of the 2006 Plan, the Board or the Committee may award (or sell at a purchase price determined by the Board or the Committee) shares of the Company's common stock that have either time-based or performance-based restrictions. Such restricted stock may not be sold, assigned, transferred or otherwise disposed of until the restrictions have been removed and until the restricted shares vest.

        The Board or the Committee, for each grant, will determine the conditions for vesting of an award of restricted stock. In the event a recipient's continuous service to the Company terminates, the Company may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value.

        Unrestricted Stock Awards.    The Board or the Committee may from time to time award (or sell at a purchase price determined by the Board or the Committee) unrestricted shares of the Company's common stock, which shares may be entirely free of any vesting restriction. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation. No such awards have been made under the 2006 Plan.

        Performance Awards.    Performance Awards, if granted, will be subject to the attainment of performance goals within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Board or the Committee may make Performance Awards independent of or in connection with the granting of any other award under the Plan. The Board or the Committee is required to determine whether and to whom Performance Awards shall be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. Performance goals must be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Award shares that will be granted or will vest if the performance goal is attained. The Board or Committee must determine performance goals prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an individual, a business unit or the Company.

        The Board or the Committee must also establish the time periods in which the performance goals are to be met. Following the completion of each performance period, the Board or the Committee must certify in writing whether the performance objectives and other material terms of a performance award have been achieved. Participants have no rights as stockholders until such shares are actually received under the 2006 Plan. Except as may be otherwise provided by the Board or the Committee, an employee's rights in all Performance Awards automatically terminate upon the employee's termination of continuous service with the Company or its subsidiaries for any reason.

        No Performance Awards have been made under the 2006 Plan.

        Stock Appreciation Rights.    A stock appreciation right, if granted, entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The Board or the Committee may grant a stock appreciation right either as a stand alone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company would pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. A stock appreciation right is not exercisable if the fair market value of a share of common stock on the grant date exceeds the fair market value of such share of common stock on the date of exercise. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.

        In the event that a stock appreciation right is granted under the Plan with a stock appreciation right exercise price less than the fair market value of the common stock underlying the award on the date the stock appreciation right is granted, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code, then the stock appreciation right may provide that it is exercisable at any time permitted under the governing written instrument, subject to certain limitations.

        No stock appreciation rights have been granted under the 2006 Plan.

        Term of 2006 Plan.    Unless sooner terminated by the Board in its sole discretion, the 2006 Plan will expire on December 31, 2015.

Other Compensation

        Profit Sharing and Retirement Savings Plan.    We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the Chief Executive Officer and the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. For 2008, under the plan, we allocated to employee plan participants (the "profit sharing pool") an amount equal to 8% of our pre-tax income. The profit sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that may be paid to employees in March of the following year. The amount allocated to our Chief Executive Officer for 2008, based on the profit sharing pool and the cash profit sharing bonus, was $52,662.

        We also allow employees to contribute on a pre-tax basis up to 70% of their eligible compensation to the plan, but "highly compensated employees," as defined for tax purposes, were limited to an 11% contribution during 2008. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse for 2008, based upon the Company's match of his contributions, was $3,745.

        Payments on Termination of Employment.    We have no written employment agreements with respect to our Chief Executive Officer or our Named Executive Officers. However, under a policy in effect since 1998, each Named Executive Officer is deemed to have an "evergreen" two year term of employment.

        Under that policy, unless no less than ninety days prior to year-end, either party gives written notice to the other of an intention not to renew for an additional year, the employment term is extended for an additional year.

        For example, if, without cause, any of these Named Executive Officer's employment were to have been terminated on December 31, 2008, that officer would have been entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of his then existing Base Salary, together with any unpaid pro rata annual cash incentive pay under our Incentive Plan, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, then, absent a waiver, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension, but if he terminates for good reason, he would be treated as if the Company had terminated without cause.

        If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the pro rata portion of cash incentive pay, as described above, plus the prescribed Base Salary during the remainder of the two year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers' compensation or under any state disability benefit program or under any other disability policy maintained by us.

        All Named Executive Officers receive major medical and long-term disability benefits. Messrs. Busse, Millett and Teets also receive term life insurance equal to twice their Base Salaries.

Tax Considerations

        The Committee's intent is that the forms of compensation we pay to our executives will be tax deductible, unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or as otherwise not in our best interest. At this time we believe that all of the compensation we have paid to our Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid by a publicly-traded corporation to its Chief Executive Officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. We believe that all of our Named Executive Officers who have received compensation in excess of $1 million have received incentive compensation that is "performance-based," as required under applicable tax laws, and should be deductible. We reserve the right, however, to provide compensation which is not tax deductible, if we believe that the benefits of doing so outweigh the loss of the tax deduction.

Accounting Considerations

        We account for all compensation paid in accordance with GAAP. The required accounting treatment has not affected the form of compensation paid to any of our Named Executive Officers. Beginning on January 1, 2006, we began accounting for stock-based payments under all of our equity incentive plans in accordance with the requirements of FASB Statement 123(R).

TABLES

 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Option Awards(3) (f)	Non-Equity Incentive Plan Compensation(4) (g)	All Other Compensation(5) (i)	Totals (j)
Keith E. Busse	2008	$900,000	$—	$505,376	$65,228	$2,276,973	$77,678	$3,825,255
Chairman and Chief Executive Officer	2007	767,500	1,000	1,029,397	57,633	1,948,587	98,008	3,902,125
	2006	685,000	3,000	837,612	56,659	1,746,160	36,129	3,364,560
Theresa E. Wagler	2008	325,000	—	152,395	50,418	839,473	30,500	1,397,786
Executive Vice President	2007	225,000	1,000	168,423	43,233	535,477	29,500	1,002,633
and Chief Financial Officer	2006	150,000	3,000	67,157	40,555	259,064	27,676	547,452
Mark D. Millett	2008	475,000	—	277,461	50,418	1,214,473	31,832	2,049,184
Executive Vice President for Metals	2007	441,667	1,000	606,594	43,233	1,134,045	30,832	2,257,371
Recycling and Ferrous Resources,	2006	400,000	3,000	462,952	40,555	1,034,064	29,007	1,969,578
President and Chief Operating Officer of
OmniSource Corporation
Richard P. Teets, Jr.	2008	490,000	—	245,303	50,418	1,253,181	32,300	2,071,202
Executive Vice President for Steelmaking,	2007	441,667	1,000	463,608	43,233	1,135,365	46,745	2,131,618
President and Chief Operating Officer of	2006	400,000	3,000	323,523	40,555	1,034,760	29,476	1,831,314
Steel Operations
Gary E. Heasley	2008	320,000	—	191,381	50,418	826,973	30,500	1,419,272
Executive Vice President for Strategic	2007	306,667	1,000	429,579	43,233	796,551	29,500	1,606,530
Planning and Business Development	2006	290,000	3,000	217,483	40,555	759,064	58,588	1,368,690

(1)
The amounts in this column reflect special cash bonuses paid to all company employees.

(2)
Stock awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standard No. 123R, Share-Based Payments (FAS 123R), and include awards granted in prior periods but not yet vested under the company's 2008 and 2003 Incentive Plans. For a discussion of the restricted stock awards reported in this column, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K, under Equity-Based Compensation.

(3)
Stock options reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. The FAS 123R value as of the grant date for options is allocated to the months of service (six) required for each semi-annual grant to become non-forfeitable. For a discussion of the assumptions made in the valuation of the semi-annual stock option grants pursuant to Section 6.4 of our 2006 Equity Incentive Plan, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K, under Equity-Based Compensation.

(4)
Includes amounts paid in February pursuant to the company's 2008 and 2003 Incentive Plans for services performed during the previous fiscal year. Our methodology and rationale for this short-term cash incentive compensation to the Named Executive Officers is described in the Performance-Based Incentive Compensation section of the foregoing Compensation Discussion and Analysis. Amounts also include the cash portion of the profit sharing allocation made pursuant to the company's Profit Sharing and Retirement Savings Plan paid in March for services performed during the previous fiscal year.

(5)
See All Other Compensation Table below for amounts, which include perquisites, tax reimbursements, insurance premiums, and company match and profit sharing contributions to our Profit Sharing and Retirement Savings Plan.

(6)
Column (h) Change in Pension Value and Nonqualified Deferred Compensation Earnings has been omitted as no such compensation existed for any of the Named Executive Officers during the indicated periods.

All Other Compensation (Detail of Summary Compensation, Column (i))

Name (a)	Year (b)	Perquisites and Other Personal Benefits(1) (c)	Tax Reimbursements(2) (d)	Insurance Premiums (e)	Company Contributions to Retirement and 401(k) Plans(3) (f)	Total (g)
Keith E. Busse	2008	$38,508	$216	$8,454	$30,500	$77,678
	2007	59,754	300	8,454	29,500	98,008
	2006	—	—	8,454	27,675	36,129
Theresa E. Wagler	2008	—	—	—	30,500	30,500
	2007	—	—	—	29,500	29,500
	2006	—	—	—	27,676	27,676
Mark D. Millett	2008	—	—	1,332	30,500	31,832
	2007	—	—	1,332	29,500	30,832
	2006	—	—	1,332	27,675	29,007
Richard P. Teets, Jr.	2008	—	—	1,800	30,500	32,300
	2007	15,377	68	1,800	29,500	46,745
	2006	—	—	1,800	27,676	29,476
Gary E. Heasley	2008	—	—	—	30,500	30,500
	2007	—	—	—	29,500	29,500
	2006	21,500	9,413	—	27,675	58,588

(1)
Perquisites for Messrs. Busse and Teets reflect the aggregate incremental cost to the company for personal use of the company's aircraft. The value of the personal use of the aircraft was determined by computing the direct flight costs and adding to this the allocable share of the foregone federal income tax deduction related to the personal use of the aircraft. Direct flight costs include hourly charter rates and pilot rates applied to the number of hours of personal use, and actual fuel costs, landing and parking fees incurred. The calculation of the foregone federal income tax deduction involves allocating the expenses of operating the aircraft, including pilot costs, between business seat hours and personal seat hours. The operating costs associated with the personal seat hours are nondeductible by the company and these expenses are tax-effected, then allocated to those employees who have utilized the aircraft for personal use during the year based on their personal use hours relative to total personal use hours. Perquisites for Mr. Heasley reflect amounts paid to him by agreement in connection with relocation to our headquarters in Fort Wayne, Indiana.

(2)
Tax reimbursements for Messrs. Busse and Teets reflect the actual Medicare tax gross-up related to the taxable income imputed as a result of their personal use of the company's aircraft. The tax reimbursement for Mr. Heasley represents the tax gross-up related to the relocation expenses.

(3)
Amounts represent company matching contributions paid on 401(k) deferrals, amounts accrued as profit sharing contributions and profit sharing forfeitures attributed to each individual. All paid in the fiscal year following the accrual year.

Grants of Plan-Based Awards for Fiscal 2008

	Estimated Future Payouts Under Incentive Plan Awards
				All Other Awards: Number of
	Non-Equity		Equity				Grant Date Fair Value of Stock and Option Awards(5) (l)
					Securities Underlying Options(4) (j)	Exercise or Base Price of Option Awards (k)
	Grant Date (b)	Target(1) (d)	Target(2) (g)	Shares of Stock or Units(3) (i)
Keith E. Busse	2/1/2008	$2,278,217	19,622	9,812			$767,500
	5/21/2008				2,643	$37.84	37,127
	11/21/2008				19,121	5.23	41,304
Theresa E. Wagler	2/1/2008	840,717	5,380	2,690			210,417
	5/21/2008				2,115	37.84	27,936
	11/21/2008				15,297	5.23	33,042
Mark D. Millett	2/1/2008	1,215,717	11,292	5,646			441,667
	5/21/2008				2,115	37.84	27,936
	11/21/2008				15,297	5.23	33,042
Richard P. Teets, Jr.	2/1/2008	1,254,425	11,292	5,646			441,667
	5/21/2008				2,115	37.84	27,936
	11/21/2008				15,297	5.23	33,042
Gary E. Heasley	2/1/2008	828,217	7,840	3,920			306,667
	5/21/2008				2,115	37.84	27,936
	11/21/2008				15,297	5.23	33,042

(1)
Amounts in column (d) reflect cash incentive compensation payable for 2008 pursuant to the cash incentive portion of the company's 2008 Incentive Plan but not awarded and paid until February of the following year. These amounts reflect the same cash incentive compensation reflected in column (g) of the Summary Compensation Table.

(2)
Shares in column (g) reflect the number of shares of restricted stock awarded February 1, 2008 for the previous year's performance pursuant to the equity incentive portion of the company's 2008 Incentive Plan. Under the Incentive Plans, two-thirds of the shares awarded are restricted, with one-half thereof becoming unrestricted one year later and the balance becoming unrestricted in two years.

(3)
Shares in column (i) reflect the number of shares of unrestricted stock awarded for 2007 on February 1, 2008. The other two-thirds, awarded with restrictions, are reflected in column (g) of this Table.

(4)
Shares in column (j) reflect the number of shares underlying the May 21 and November 21, 2008 automatic semi-annual stock option grants pursuant to Section 6.4 of the company's 2006 Equity Incentive Plan. All of these options, which are subject to a six month vesting feature, are currently exercisable or exercisable within 60 days.

(5)
Amounts shown on the first line of column (l) for each of the Named Executive Officer reflect the Grant Date Fair Value of both the restricted (column (g)) and unrestricted (column (i)) shares of stock issued for 2007 on February 1, 2008 pursuant to the Incentive Plan, computed on the basis of their full value on the Grant Date without regard to vesting. Amounts shown on the second and third lines of column (l) for each such person reflect the Grant Date Fair Value of semi-annual stock options granted pursuant to the 2006 Equity Incentive Plan, using the Black Scholes Method as more fully described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K, under Equity-Based Compensation.

2008 Outstanding Equity Awards at December 31, 2008

	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(4) (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)
			Option Exercise Price (e)	Option Expiration Date (f)
Name (a)	Exercisable (b)	Unexercisable (c)
Keith E. Busse(1)	5,652		$14.16	5/21/2011	31,270	$349,599
	5,176		15.46	11/21/2011
	4,136		24.18	5/21/2012
	4,040		24.76	11/21/2012
	2,643		37.84	5/21/2013
		19,121	5.23	11/21/2013
Theresa E. Wagler(2)	4,744		6.33	5/21/2009	7,294	81,547
	3,184		9.43	11/21/2009
	8,576		7.00	5/21/2010
	7,688		7.81	11/21/2010
	4,240		14.16	5/21/2011
	3,882		15.46	11/21/2011
	3,310		24.18	5/21/2012
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
		15,297	5.23	11/21/2013
Mark D. Millett(2)	9,484		6.33	5/21/2009	18,094	202,291
	6,368		9.43	11/21/2009
	8,576		7.00	5/21/2010
	7,688		7.81	11/21/2010
	4,240		14.16	5/21/2011
	3,882		15.46	11/21/2011
	3,310		24.18	5/21/2012
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
		15,297	5.23	11/21/2013
Richard P. Teets, Jr.(2)	9,484		6.33	5/21/2009	18,094	202,291
	6,368		9.43	11/21/2009
	8,576		7.00	5/21/2010
	7,688		7.81	11/21/2010
	4,240		14.16	5/21/2011
	3,882		15.46	11/21/2011
	3,310		24.18	5/21/2012
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
		15,297	5.23	11/21/2013
Gary E. Heasley(3)	8,576		7.00	5/21/2010	12,772	142,791
	7,688		7.81	11/21/2010
	4,240		14.16	5/21/2011
	3,882		15.46	11/21/2011
	3,310		24.18	5/21/2012
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
		15,297	5.23	11/21/2013

(1)
Reading from top to bottom, underlying shares shown in column (b) reflect automatic semi-annual option grants on May 21 and November 21 during 2006 and 2007, and on May 21, 2008, under the Company's 2006 Equity Incentive Plan. The underlying shares shown in column (c) reflect the option grant on November 21, 2008 under the 2006 Equity Incentive Plan.

(2)
Reading from top to bottom, underlying shares shown in column (b) reflect automatic semi-annual option grants on May 21 and November 21 during 2004 and 2005 pursuant to the company's 1996 Incentive Stock

  Option Plan, and on May 21 and November 21 during 2006 and 2007, and on May 21, 2008, under the company's 2006 Equity Incentive Plan. The underlying shares shown in column (c) reflect the option grant on November 21, 2008 pursuant to the 2006 Equity Incentive Plan.

(3)
Reading from top to bottom, underlying shares shown in column (b) reflect automatic semi-annual option grants on May 21 and November 21 during 2005 pursuant to the company's 1996 Incentive Stock Option Plan, and on May 21 and November 21 during 2006 and 2007, and on May 21, 2008, under the company's 2006 Equity Incentive Plan. The underlying shares shown in column (c) reflect the option grant on November 21, 2008 pursuant to the 2006 Equity Incentive Plan.

(4)
Shares represented in column (g) reflect the remaining one-third of the February 1, 2007 and the remaining two-thirds of the February 1, 2008 awards of restricted shares under the 2008 Incentive Plan that are still restricted. The number of shares includes shares shown in column (g) of the "Grants of Plan-Based Awards for Fiscal 2008."

(5)
Columns (d) Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, (i) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and (j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested have been omitted from the table above as no such items as defined existed for the company's Named Executive Officers at December 31, 2008.

Potential Payments Upon Termination or Change in Control

        We have no written employment agreement or change in control agreements with our Chief Executive Officer, Chief Financial Officer or with any of our Named Executive Officers. However, in connection with our Chief Executive Officer, Chief Financial Officer and our Named Executive Officers, we have a policy under which each of these officers is entitled to certain payments in the event that their employment is terminated. This policy is described in the section in this CD&A on "Payments on Termination of Employment."

        The table below reflects the various severances, post-employment or other payments we would have been required to make if any of our Named Executive Officers' employment were to have been terminated on December 31, 2008 under the circumstances described in the column headings.

Name (a)	Benefit (b)	Termination w/o Cause or for Good Reason (c)	Voluntary Termination (d)	Death or Disability (e)
Keith E. Busse	Severance	$1,800,000	$—	$1,800,000
Theresa E. Wagler	Severance	650,000	—	650,000
Mark D. Millett	Severance	950,000	—	950,000
Richard P. Teets, Jr.	Severance	980,000	—	980,000
Gary E. Heasley	Severance	640,000	—	640,000

2008 Option Exercises and Stock Vested

        The following table sets forth the number and corresponding value realized during 2008 with respect to stock options that were exercised and restricted shares that became unrestricted during 2008 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Keith E. Busse	—	$—	20,063	$1,046,285
Theresa E. Wagler	15,576	301,994	3,269	170,478
Mark D. Millett	24,868	438,736	11,823	616,569
Richard P. Teets, Jr.	31,148	618,419	9,025	470,654
Gary E. Heasley	—	—	8,373	436,652

Pension Benefits Table

        The table disclosing the actuarial present value of each Named Executive Officer's accumulated benefits under defined benefit plan, the number of years of credited service for each such plan and the amount of pension benefits paid to each Named Executive Officer during the year is omitted because the company does not have any such plan.

Nonqualified Deferred Compensation Table

        The company had no such plans or benefits in 2008 under which the Chief Executive Officer or any of the Named Executive Officer participate. Accordingly, the related table is omitted.

2008 Directors Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Total (h)
John C. Bates	$70,000	$76,965	$146,965
Dr. Frank C. Byrne	89,500	76,965	166,465
Paul B. Edgerley	80,500	76,965	157,465
Richard J. Freeland	89,500	76,965	166,465
Dr. Jürgen Kolb	91,000	76,965	167,965
James C. Marcuccilli	91,000	76,965	167,965
Joseph D. Ruffolo	97,000	76,965	173,965

(1)
Amounts shown in column (c) reflect the dollar value of restricted stock awards issued under the company's 2006 Equity Incentive Plan based on the amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R and include amounts from awards in 2008 of 2,078 shares and in 2007 of 3,094 shares.

(2)
Columns (d) Option Awards, (e) Non-Equity Incentive Plan Compensation, (f) Change in Pension Value and Nonqualified Deferred Compensation Earnings, and (g) All Other Compensation were not included in the table above because no such compensation as defined was provided to any director during 2008.

2008 Directors Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(1) Exercisable (b)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)
John C. Bates	2,372	$6.33	05/21/2009
	1,592	9.43	11/21/2009
	2,144	7.00	05/21/2010
	1,924	7.81	11/21/2010	2,078	$23,232
Dr. Frank D. Byrne	2,144	7.00	05/21/2010
	1,924	7.81	11/21/2010	2,078	23,232
Paul B. Edgerley	1,592	9.43	11/21/2009
	1,924	7.81	11/21/2010	2,078	23,232
Richard J. Freeland				2,078	23,232
Dr. Jürgen Kolb				2,078	23,232
James C. Marcuccilli	2,144	7.00	05/21/2010
	1,924	7.81	11/21/2010	2,078	23,232
Joseph D. Ruffolo	2,372	6.33	05/21/2009
	1,592	9.43	11/21/2009
	2,144	7.00	05/21/2010
	1,924	7.81	11/21/2010	2,078	23,232

(1)
The grant dates of the stock options reflected in column (b) are six months earlier than the expiration dates reflected in column (f) in all cases. Stock options were granted under the Non-Employee Director Stock Option Plan semi-annually, on May 21 and November 21 of each year, with an underlying share amount determined by dividing $15,000 by the closing market price of our common stock on the last business day preceding each grant date. The Non-Employee Director Stock Option Plan was discontinued, except for already outstanding options, as of the end of 2005.

(2)
Columns (c) Number of Securities Underlying Unexercised Options / Unexercisable, (d) Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, (i) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and (j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested have been omitted from the table above as no such items as defined existed for the company's directors at December 31, 2008.

Statement of Policy for the Review, Approval or Ratification
of Transactions with Related Persons

        Related persons transactions are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our website at www.steeldynamics.com.

        The policy applies to any "Transaction With a Related Person." Under our policy, a "Related Person" is a person who is, or at any time since the beginning of our last fiscal year was a director or executive officer, a nominee to become a director, a stockholder who beneficially owns 5% or more of our common stock, an "Immediate Family Member" (that is, a spouse, child, parent, sibling, or an in-law) of any of the foregoing persons, as well as any entity which is owned or controlled by any of such persons (or of which such person is a general partner or a 5% or greater beneficial owner) or any other person identified by our Audit Committee or our Board as a "Related Person" for purposes of this policy. Once a person has been identified as "Related Person" and if we or any subsidiary is a participant, then if the aggregate amount involved in the transaction exceeds $60,000 and the "Related Person" has a direct or indirect interest (other than simply as a result of being a director or less than a 10% beneficial owner of the entity involved) the transaction must be considered, approved or ratified by the Audit Committee.

        We have established the threshold transactional amount at $60,000, which triggers the review, even though applicable SEC regulations currently set the threshold higher. We have done this so that even smaller transactions with Related Persons will be reviewed for fairness and appropriateness. Employment of a Related Person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-Related Persons in similar positions (so long as the Related Person is not an executive officer required to be reported in our annual proxy statement) is not subject to the policy but are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

        All other transactions subject to our policy must be approved in advance by the Audit Committee, unless our Chief Executive Officer or Chief Financial Officer determines that it is impractical to wait until an Audit Committee meeting. In such event, the Chair of the Audit Committee may review and approve the proposed Related Person transaction but shall then promptly report any such approval to the full Audit Committee. All material facts respecting the Related Person transaction must be disclosed to the Audit Committee. In the event that we become aware of a Related Person transaction that has not been approved prior to its consummation, the matter must then still be reviewed by the Audit Committee, which will then review all relevant facts and circumstances, shall evaluate all available options (including ratification, revision or termination of the transaction), and shall take such course of action as it deems appropriate.

        In reviewing any Related Person transaction, the Audit Committee must consider the proposed benefits to the company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the company.

Certain Relationships and Related Party Transactions

        Our off-take agreement with Heidtman Steel Products, Inc. was allowed to expire in July 2008. The agreement had specified terms by which Heidtman agreed to purchase, and we agreed to sell to Heidtman, specified quantities of hot rolled and cold rolled products on a monthly basis. We continue to do business with Heidtman in the normal course. We sell flat rolled products and occasionally purchase ferrous materials from Heidtman.

        The president and chief executive officer of Heidtman is a member of our board of directors and a stockholder of the company. Transactions with Heidtman for the years ended December 31 are as follows (in thousands):

	2008	2007	2006
Sales	$291,030	$219,737	$242,760
Percentage of consolidated net sales	4%	5%	7%
Accounts receivable	47,999	39,741	53,365
Purchases	63,182	64,613	58,214
Accounts payable	919	4,905	2,004

        We also purchase and sell recycled metal with other smaller affiliated companies. These transactions for the years ended December 31 are as follows (in thousands):

	2008	2007	2006
Sales	$46,240	$5,968	$75
Accounts receivable	1,922	4,362	—
Purchases	217,575	36,711	372
Accounts payable	2,732	15,023	—

        We employ Michael Busse as Sales Manager for our Structural and Rail Division and Aaron Busse as an employee at OmniSource Corporation. We also utilize the services of Transport Dynamics LLC, principally owned by Chris Busse, as an independent contractor, to provide freight hauling services for finished steel products manufactured by the Company. Keith E. Busse, our Chairman and Chief Executive Officer, is the father of Michael Busse, Aaron Busse and Chris Busse. During 2008, each of these relationships involved payments for services rendered to the Company of less than $250,000 each, two of them as employees performing work at no more than market rates, and the other involving the provision of independent freight hauling services on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

        All of the foregoing transactions and relationships were approved in accordance with our Policy for the Review, Approval or Ratification of Transactions with Related Persons. We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

Other Matters

        We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Keith E. Busse Chairman and Chief Executive Officer

Fort Wayne, Indiana
April 6, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000020925_1 R2.09.03.17 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Keith E. Busse 02 Mark D. Millett 03 Richard P. Teets, Jr. 04 John C. Bates 05 Dr. Frank D. Byrne 06 Paul B. Edgerley 07 Richard J. Freeland 08 Dr. Jürgen Kolb 09 James C. Marcuccilli 10 Joseph D. Ruffolo 6714 POINTE INVERNESS WAY SUITE 200 FORT WAYNE IN 46804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:00 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:00 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 TO APPROVE THE AUDIT COMMITTEE'S APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2009. 3 TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. NOTE: Unless otherwise directed, the proxies will vote "FOR" all the foregoing items. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000020925_2 R2.09.03.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com. STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Keith E. Busse or Theresa E. Wagler are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record March 23, 2009, at STEEL DYNAMICS, INC.'s May 21, 2009 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2009 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side